ARROW FINANCIAL CORPORATION

SELECT EXECUTIVE RETIREMENT PLAN

(Grandfathered Benefits)

As Amended and Restated Effective as of January 1, 2005

For Benefits Accrued and Vested on or Before December 31, 2004

ARROW FINANCIAL CORPORATION

SELECT EXECUTIVE RETIREMENT PLAN

(Grandfathered Benefits)

The Arrow Financial Corporation Select Executive Retirement Plan (the “Plan”) is hereby amended and restated effective January 1, 2005, by the Arrow Financial Corporation, a New York State chartered holding company organized under the laws of New York and having its principal office at 250 Glen Street in the City of Glens Falls, Warren County, New York (hereinafter referred to as the “Employer”). This amended and restated portion of the Plan shall apply only to those benefits accrued and vested as of December 31, 2004 under the terms of the Plan on such date (“Grandfathered Benefits”).

WITNESSETH:

WHEREAS, the Employer has determined that certain of its employees and employees of affiliated companies constituting a select group of management or highly compensated employees should receive supplemental retirement benefits to compensate such employees for valuable past services rendered; and

WHEREAS, the Employer has amended and restated its qualified defined benefit pension plan effective January 1, 2003 into a cash balance pension plan and has also determined it to be advantageous to convert certain Plan benefits into the form of a cash balance plan; and

WHEREAS, the Employer has heretofore authorized adoption of this restated Plan in two separate and distinct portions for the purpose of bifurcating benefits into Grandfathered Benefits accrued and vested as of December 31, 2004, which are frozen and not subject to Internal Revenue Code Section 409A, and benefits which accrue or vest thereafter and which are subject to the requirements of Code Section 409A.

NOW THEREFORE, in consideration of the premises, this portion of the Plan is hereby restated in its form as in effect on December 31, 2004, with respect to Grandfathered Benefits as follows:

ARTICLE I

DEFINITIONS

1.01

“Administrator” means the Compensation Committee of the Employer unless the Board of Directors designates a different Administrator pursuant to Article IV.

1.02

“Beneficiary” means the person designated to receive benefits of the Participant or the person otherwise entitled to receive benefits pursuant to the provisions of the Plan.

1.03

“Board of Directors” or “Board” means the Board of Directors of the Arrow Financial Corporation.

1.04

“Code” means the Internal Revenue Code of 1986, as amended.

1.05

“Defined Benefit Pension Plan” means the Arrow Financial Corporation Employees’ Pension Plan and Trust, as amended and restated effective January 1, 2003, or any successor plan thereto.

1.06

“Effective Date” of this restated Plan means January 1, 2005.

1.07

“Employer” means the Arrow Financial Corporation.

1.08

“ERISA” means the Employee Retirement Income Security Act.

1.09

“ESOP” means the Arrow Financial Corporation Employee Stock Ownership Plan, as amended from time to time, or any successor thereto.

1.10

“Participant” means any employee of the Arrow Financial Corporation or any subsidiary corporation who has met the eligibility requirements of Article II and who is participating in the Plan.

1.11

“Participating Employer” means the Employer and any subsidiary corporation that elects to participate in this Plan.

1.12

“Plan” means the Arrow Financial Corporation Select Executive Retirement Plan.

1.13

“Plan Year” means the calendar year.

1.14

“Retirement Benefit” means the benefit to be provided to Participants as determined by Article III and specified in Schedules A and B of the Plan.

1.15

“Trust” means the rabbi trust fund, if any, which may be established by the Employer to pay benefits under the Plan.

1.16

“Year of Service” means a Year of Eligibility Service as defined in the Defined Benefit Pension Plan.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.01

Eligibility

The Plan shall provide Retirement Benefits solely to those employees or former employees as set forth in Schedules A and B of the Plan.

The Participants eligible for Retirement Benefits under Schedule A and Schedule B shall constitute a select group of management or highly compensated employees as set forth in ERISA.

0.2

Participating Employers

The Plan shall constitute a single Plan of Arrow Financial Corporation, which shall have full authority as Employer to amend, modify, administer and terminate the Plan.  Only employees of Arrow Financial Corporation, or any other subsidiary corporation shall be eligible to participate in the Plan, provided that such other Participating Employer consents to such participation either by executing this Plan or a separate consent agreement.  Any such Participating Employer may thereafter withdraw its consent, in which event the Plan shall be deemed terminated with respect to the employees of such Participating Employer.  The Employer, on behalf of its employees, and any other Participating Employer, on behalf of its employees, shall pay the required Retirement Benefits to their Participants pursuant to the provisions of the Plan.

ARTICLE III

PLAN BENEFITS

0.1

Retirement Benefits

Retirement Benefits shall be paid by the Participating Employer to the Participant in the amount, time and in the manner specified in this Article and in Schedules A and B of the Plan. Notwithstanding any provision of this portion of the Plan to the contrary, benefits accrued and vested as of December 31, 2004 shall be frozen and not increase for any reason with respect to the application of the provisions herein, and any benefit that vests or increases from the aforementioned frozen Grandfathered Benefit after December 31, 2004 shall be subject to the terms of the portion of the Plan applicable to such benefits.

0.2

Restoration of Employment

If a Participant is restored to full-time employment with the Participating Employer, payments under the Plan shall be discontinued.  Upon the Participant’s subsequent termination of employment with the Participating Employer, the Participant’s Retirement Benefits under the Plan shall be paid in accordance with the terms and provisions of the Plan.

3.03

Time and Manner of Payment

(a)

The Retirement Benefit of a Participant shall commence within 30 days after the date a Participant qualifies for benefit commencement under Schedules A and B of the Plan.  Retirement Benefits payable under Schedule A shall be paid by the Participating Employer to those individuals and in such amounts and in such form as listed in Schedule A.  Benefits payable under Paragraph 3 of Schedule B shall be paid in any form as permitted under the terms of the Defined Benefit Pension Plan.  Notwithstanding the foregoing, benefits payable under Schedule A and Paragraph 3 of Schedule B may not be paid in the form of a lump sum.  Benefits shall be paid monthly, quarterly, or annually, as elected and fixed by the Participating Employer prior to commencement of benefits.  If benefits commence after the first day of the calendar year, the total benefits paid, regardless of whether annual, quarterly, or monthly payments were elected, during the first year shall be determined as if such benefits were payable monthly commencing with the month in which the first payment is made.  Benefits payable under Paragraph 4 of Schedule B shall be paid as specified therein.

(b)

In the event of a “change in control” of the Employer, all Participants shall be fully vested in their Retirement Benefits and the lump sum value of such Retirement Benefits shall be immediately paid to such Participants and the Plan will be terminated.  For purposes of this Section 3.03(b), the lump sum value of each Participant’s Retirement Benefit, deferred to the earliest commencement date of such Retirement Benefit, shall be the Actuarial Equivalent (present value) of such Retirement Benefit, based upon the assumptions defined in the Defined Benefit Pension Plan.  In addition, the lump sum value of Retirement Benefits payable under Schedule B shall be calculated without regard to the reduction set forth in Section 5.04.  In no event shall any payment be made that would constitute an excess parachute payment under Code Section 280G.  For purposes of this Section 3.03(b), a “change in control” shall be deemed to have occurred:

(i)

If any individual, corporation (other than the Employer), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Ac of 1934, as the result of any one or more securities transactions (including gifts and stock repurchases but excluding transactions described in subdivision (ii), following) of securities of the Employer possessing twenty-five percent (25%) or more of the voting power for the election of directors of such entity,

(ii)

If there shall be consummated any consolidation, merger or stock-for-stock exchange involving the Employer or the securities of the Employer in which the holders of voting securities of the Employer immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Employer (or, if the Employer does not survive such transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Employer (or such other surviving corporation), excluding securities received by any members of such group which represent disproportionate percentage increases in their shareholdings vis-a-vis the other members of such group,

(iii)

If “approved directors” shall constitute less than a majority of the entire Board, with “approved directors” defined to mean the members of the Board as of the date of adoption of this restated Plan and any subsequently elected members of such Board who shall be nominated or approved by a majority of the approved directors on the Board prior to such election or shall be elected, appointed or approved by the Employer, or

(iv)

If there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions, excluding any transaction described in subdivision (ii), above), of all, or substantially all, of the assets of the Employer to a party which is not controlled by or under common control with the Employer.

3.04

Survivor Benefits for Participants listed in Schedule B

(a)

If benefits have not commenced to the Participant before death, the Retirement Benefit of a Beneficiary must commence 30 days after the date of the Participant’s death.  Such benefit shall be paid in the form of a life annuity.  The benefit shall be payable monthly, quarterly, or annually, as elected and fixed by the Participating Employer prior to commencement of benefits.  If benefits commence after the first day of the calendar year, the total benefits paid, regardless of whether annual, quarterly, or monthly payments were elected, during the first year shall be determined as such benefits were payable monthly commencing with the month in which the first payment is made.

(b)

If a Participant dies after benefits have commenced but before all guaranteed benefits have been paid, any remaining guaranteed benefits shall be paid to his or her Beneficiary.

0.5

Right of Participants to Plan Benefits

No Retirement Benefit of the Plan shall be subject in any manner, either voluntarily or involuntarily, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any act or violation of the foregoing shall be null and void.  No benefit under the Plan shall in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any Participant or Beneficiary.  Benefits shall not be subject to attachment or legal process and the same shall not be recognized by the Participating Employer except to such extent as may be required by law.  The rights of any Participant to benefits under the Plan prior to the actual receipt of such benefit shall be limited to those of a general unsecured creditor of the Participating Employer.

0.6

Rights of Participating Employer to Assets

Any asset of the Participating Employer which may be used to pay benefits under the Plan shall be an unrestricted asset of the Participating Employer and not deemed to be held under any trust for the benefit of the Participants or their Beneficiaries or represent security for any of the Participating Employers’ obligations under the Plan.  In addition, these assets and any other assets of the Participating Employer will be subject to the claims of the general creditors of such Participating Employer if the Participating Employer becomes insolvent.  If the Participating Employer is unable to pay its debts as they mature or is a party in any bankruptcy proceeding under federal or state law, the Participating Employer will be considered insolvent.  The Board of Directors and Chief Executive Officer of the Participating Employer shall have the duty of immediately informing the Administrator in writing of either or both of these conditions.  Upon receipt of this information or upon receipt of actual knowledge, the Administrator shall discontinue payments of the Retirement Benefits and shall deliver any assets as a court of competent jurisdiction may direct to satisfy the claims of the Participating Employer’s creditors.  In no event shall the Administrator have an affirmative duty to ascertain whether or not the Employer is insolvent.

0.7

Funding

Notwithstanding, anything else to the contrary, the Participating Employer retains the right to establish an irrevocable grantor trust as defined in Section 671 of the Internal Revenue Code for purposes of funding the Retirement Benefits under the Plan.

0.8

Interest on Late Payments

If any benefit under the Plan is not paid, in full, within five (5) days after its due date, the Employer shall pay interest on the unpaid amount at an annual rate equal to the greater of (1) fifteen percent (15%) per annum, compounded daily, or (2) twice the prime rate charged by Citibank N.A. on the due date of the payment.

If a Participant or Beneficiary makes a claim for such interest and is denied by the Employer, then the claims review procedure specified in Section 4.06 shall be followed.

ARTICLE IV

ADMINISTRATION

0.1

Assignment of Administrative Authority

The Compensation Committee shall serve as the Administrative Committee of the Plan unless a different Administrator is designated by the Board of Directors.  Members of the Administrative Committee shall serve at the pleasure of the Board of Directors.  Any member may resign by delivering a written resignation to the Board of Directors.  Vacancies arising by virtue of resignation, death, removal or otherwise shall be filled by the Board.

0.2

Powers and Duties

The Administrator shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out its provisions, including the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan.  Any such determination by the Administrator shall be conclusive and binding on all persons, provided that the foregoing shall not be construed to empower the Administrator to alter the time for commencement of benefits or the amount of or manner of payment of benefits as provided in this Plan.

4.03

Organization and Operation

(a)

The Administrator shall act by a majority of its members at the time in office, either by vote at a meeting or in writing without a meeting.

(b)

The Administrator may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify the member or members so designated.

(c)

The Administrator may adopt such rules and regulations as to deems desirable for the conduct of its affairs and may appoint such counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan.

(d)

Whenever the Administrator is authorized to exercise any discretion hereunder with respect to any matter, the exercise of such discretion shall be by the members of the Administrator then acting, except where such matter affects only one member of the Administrator, in which case the exercise of such discretion shall be by the other members of the Administrator.  In exercising its discretion, or in taking any other action, the Administrator shall act in a uniform, nondiscriminatory manner.

4.04

Records, Reports and Service of Process

(a)

The Administrator shall keep a record of all its proceedings and actions and shall keep such books of account, records, and other data as may be necessary for proper administration of the Plan.  The Administrator, if other than Arrow Financial Corporation, shall notify Arrow Financial Corporation of any action taken and, when required, shall notify any other interested person or persons.

(b)

The Administrator shall be responsible for assuring that the Plan complies with all reporting and disclosure requirements of federal law.

(c)

The Administrator, or any member thereof, is hereby designated as the agent for the service of any legal process.

0.5

Payment of Expenses

Unless otherwise determined by the Board of Directors, the members of the Administrator shall serve without compensation for services as such, but all expenses of the Administrator shall be paid by the Participating Employers.  Such expenses shall include any expenses incident to the functioning of the Administrator, including but not limited to fees of counsel and other specialists and other costs of administering the Plan.

0.6

Claims Procedures

The Administrator shall handle the following in accordance with federal regulations:

(a)

Claims - A person who believes that he is entitled to a benefit under the Plan (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Administrator, setting forth his or her claim.  The request must be addressed to the Administrator at its then principal place of business.

(b)

Claims Decisions - Upon receipt of a claim, the Administrator shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period.  The Administrator may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

If the claim is denied in whole or in part, the Administrator shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

(i)

The specific reason or reasons for such denial;

(ii)

The specific reference to pertinent provisions of this Plan on which such denial is based;

(iii)

A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary.

(iv)

Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

(v)

The time limits for requesting a review under subsection c.

(c)

Requests for Review - Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Administrator review its determination.  Such request must be addressed to the Administrator, at its then principal place of business.  The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Administrator.  If the Claimant does not request a review of the Administrator’s determination within such sixty (60) day period, the Claimant shall be barred and stopped from challenging the Administrator’s determination.

(d)

Review of Decisions - Within sixty (60) days after the Administrator’s receipt of a request for review, the Administrator shall review the determination.  After considering all materials presented by the Claimant, the Administrator shall render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based.  If special circumstances require that the sixty (60) day time period be extended, the Administrator will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

ARTICLE V

AMENDMENTS AND TERMINATION

0.1

Amendments

This Plan may be amended at any time by Arrow Financial Corporation through its Board of Directors provided that any such amendment may not reduce or adversely affect any accrued Retirement Benefit of any Participant at the time of such amendment.

0.2

Duration and Termination

It is the intention of the Participating Employers that the Plan shall provide a permanent Plan of benefits to be administered for the benefit of eligible employees.  However, the Employer reserves the right to terminate the Plan at any time and to modify or amend the Plan to comply with Federal law or to maintain the exemption from ERISA granted to unfunded plans providing benefits to a select group of management or highly compensated employees.  If such exemption cannot be complied with, the Employer in its discretion may terminate the Plan.

0.3

Corporate Successors

Unless there is a “change in control” as defined in Section 3.03(b), the Plan shall not be automatically terminated by a transfer or sale of assets of the Participating Employer or by the merger or consolidation of the Participating Employer into any other corporation or other entity, but the Plan shall be continued after such sale, merger, or consolidation only if and to the extent that the transferee, purchaser, or successor entity agrees to continue the Plan.

5.04

Benefits in the Event of Termination of the Plan

If the Plan is terminated, the Participating Employer is not obligated to pay any amount of Retirement Benefits to the Participant except as specifically provided in Schedules A and B.  Except in the event of a change in control as defined in Section 3.03(b), benefits payable under Schedule B shall be based on the Retirement Benefit the Participant would have been eligible to receive if the Plan had been continued until the date the Participant separated from service, multiplied by a fraction the numerator of which shall be the number of Years of Service at the time the Plan was terminated and the denominator of which shall be the total number of Years of Service of the Participant on the date the Participant separated from service.

 SCHEDULE A

Arrow Financial Corporation

Select Executive Retirement Plan

The named Participants to receive Retirement Benefits under this Schedule A shall have been so designated by the Board of Directors and shall qualify as a select group of management or highly compensated employees as set forth in ERISA.  Such benefits have accrued and vested as of December 31, 2004 and shall be considered Grandfathered Benefits. In its discretion, the Participating Employer can reduce or terminate the benefit payable to a Participant, except if otherwise provided in this Schedule A.  Benefits are to be provided as follows:

1.

Robert P. Larson, former Chief Executive Officer, Glens Falls National Bank & Trust Company, shall receive an unfunded benefit of $1,004.00 per month in the form of a Single Life Annuity, payable for as long as he is a Participant, except as provided in Section 3.03 of the Plan or if the Plan is terminated.  The Participating Employer can remove Mr. Larson from the Plan at any time.  If the Plan is terminated, or if Mr. Larson is removed from the Plan for reasons other than the insolvency or bankruptcy of the Participating Employer as provided in Section 3.06, Mr. Larson is entitled to receive a lump sum payment, payable within 30 days of the Plan’s termination or Mr. Larson’s removal.  The lump sum payment shall be equal to the present value of the benefit being provided to Mr. Larson at the time of Plan termination or his removal using a mortality table and discount rate selected by the Participating Employer.

Mr. Larson shall receive an additional $165.29 per month in the form of a Single Life Annuity.

2.

J. Roger Lynch, former Vice President, Glens Falls National Bank & Trust Company, shall receive $303.53 per month in the form of a Single Life Annuity.

3.

W. Gillette Bird, former Senior Vice President, Glens Falls National Bank & Trust Company, shall receive $413.32 per month in the form of a Single Life Annuity.

4.

Stephen H. Physioc, former Executive Vice President, Glens Falls National Bank & Trust Company, shall receive $91.67 per month in the form of a Single Life Annuity.

5.

Lois B. Fuller, former Vice President, Glens Falls National Bank & Trust Company, shall receive $45.77 per month in the form of a Single Life Annuity.

6.

Raymond Fifield, former Chief Executive Officer, First Twinstate Bank, shall receive $675.00 per month in the form of a Single Life Annuity.

7.

Paul Wormwood, former Chief Executive Officer, Proctor Bank, shall receive $858.29 per month in the form of a Single Life Annuity.

8.

Wayne L. Jones, former Senior Vice President, Arrow Financial Corporation, shall receive $1,500.00 per month from January 1, 1994 through the earlier of his date of death or June 1, 1998, and $500.00 per month from July 1, 1998 through the earlier of his date of death or June 1, 2005.

9.

Herbert A. Heineman, Jr., former President and Chief Executive Officer, Glens Falls National Bank, shall receive $2,500.00 per month in the form of a Single Life Annuity.

10.

Philip R. Stephenson, former President and Chief Executive Officer, Saratoga National Bank, shall receive $309.10 per month in the form of a 100% Joint and Survivor Annuity.

11.

Michael F. Massiano, former President and Chief Executive Officer, Arrow Financial Corporation and Glens Falls National Bank, shall receive $4,670.00 per month in the form of a 10 Year Certain and Life Annuity, beginning January 1, 1997 and ending December 1, 2005.

12.

Winifred M. Blaum, former Vice President, Glens Falls National Bank, shall receive $500.00 per month in the form of a Single Life Annuity.

13.

Robert E. Seavey, former Vice President, Glens Falls National Bank, shall receive $1,560.00 per month from January 1, 2001 through the earlier of his date of death or July 1, 2003.

14.

John M. Sperry, former Senior Vice President of Glens Falls National Bank and Trust Company, shall receive $500.00 per month from January 1, 2004 through the earlier of his date of death or January 1, 2009.

In addition to the benefits stated above, the Board of Directors also grants the following:

The determination of benefits pursuant to Schedule B paragraph 3(a) for Mr. Thomas L. Hoy and Mr. John J. Murphy, shall be made by adding three (3) to their respective ages and years of service for benefit accrual for the purpose of calculating the benefits that they would otherwise have been entitled to under the Defined Benefit Pension Plan formula without regard to the limits imposed by Section 401(a)(17) and Section 415(b) of the Code.

SCHEDULE B

Arrow Financial Corporation

Select Executive Retirement Plan

1.

Participants eligible to receive Retirement Benefits under this Schedule B shall consist of those employees or former employees of the Employer or Participating Employer who qualify as a select group of management or highly compensated employees as set forth in ERISA, and whose benefits under the Defined Benefit Pension Plan and/or ESOP have been limited, as described below, by Section 415 and/or Section 401(a)(17) of the Code or are otherwise deemed by the Board not to be sufficient.

2.

Any employee or former employee shall automatically be a Participant in the Plan if:

(a)

His Compensation, as defined in the Defined Benefit Pension Plan or ESOP, for the current Plan Year or any prior Plan Year would exceed, if not for such limitation, the amount specified in Section 401(a)(17) of the Code ($200,000 in 2003); or

(b)

His projected annual pension benefit under the Defined Benefit Pension Plan, if determined without regard to the benefit limits imposed by Section 415(b) of the Code or the compensation limit imposed by Section 401(a)(17) of the Code, would exceed the dollar amount specified in Section 415(b)(1) of the Code ($160,000 for 2003); or

(c)

His annual additions, as defined in Section 415(c)(2) of the Code, under the ESOP, if determined without regard to the annual additions limits imposed by Section 415(c) of the Code or the compensation limit imposed by Section 401(a)(17) of the Code, for any Plan Year beginning after 1993, would exceed the dollar amount specified in Section 415(c)(1) of the Code ($40,000 for 2003).

3.

Retirement Benefits payable under this Schedule B by reason of Code limitations shall be the Actuarial Equivalent, as defined in the Defined Benefit Pension Plan, of:

(a)

The Vested annual Retirement Benefit to which the Participant or surviving spouse would be eligible to receive at the time of retirement or death as determined under the Defined Benefit Pension Plan formula based upon the Participant’s Compensation, as defined in the Defined Benefit Pension Plan but without regard to the limit imposed by Section 401(a)(17) of the Code, and without regard to any benefit limitation under Section 415(b) of the Code, adjusted for the form of payment selected by the Participant, and determined as of December 31, 2004, less

(b)

The annual pension benefit that is payable to the Participant or surviving spouse under the Defined Benefit Pension Plan, determined as of December 31, 2004.

4.

Additional ESOP Benefits shall be payable under this Schedule B to any Participant who, for any Plan Year beginning on or after January 1, 1994, receives an allocation under the ESOP which is less than the allocation he would have received if the limitations imposed by Section 415(c) and Section 401(a)(17) of the Code did not apply.

(a)

As of the last day of each Plan Year, such a Participant shall receive an allocation under the Plan equal to the sum of (i), (ii) and (iii) below:

(i)

Phantom Share Allocation – an allocation of phantom shares of Employer stock equal to the excess, if any, of (1) over (2), where:

(1)

is the number of shares of Employer stock that would have been allocated to the Participant’s account under the ESOP with respect to such Plan Year if the limitations of Sections 415(c) and 401(a)(17) of the Code were disregarded, and

(2)

is the number of shares of Employer stock actually allocated to the Participant’s account under the ESOP for such Plan Year.

The phantom shares allocated pursuant to this subparagraph (i) shall be held in the Participant’s Phantom Share Account.

(ii)

Cash Allocation – a dollar amount allocation equal to the excess, if any, of (1) over (2), where:

(1)

is the dollar amount that would have been allocated in cash to the Participant’s account under the ESOP with respect to such Plan Year if the limitations of Sections 415(c) and 401(a)(17) of the Code were disregarded, and

(2)

is the dollar amount actually allocated in cash to the Participant’s account under the ESOP for such Plan Year.

The dollar amounts allocated pursuant to this subparagraph (b) shall be held in the Participant’s Cash Account.

(iii)

Dividend and Interest Allocation – Stock and cash dividends on Employer stock shall be credited to the Participant’s Phantom Share Account when paid, as if such phantom shares were actual shares, and interest on the value of the Participant’s Cash Account, determined as of the last day of the immediately preceding Plan Year, shall be allocated at a rate to be determined annually by the Plan Administrator and credited to the Participant’s Cash Account as of the last day of the Plan Year.

(b)

Additional ESOP Benefits, if any, shall be distributed to the Participant, or his Beneficiary, in a single lump sum cash payment within 90 days after the date of termination of his employment in an amount equal to the Vested portion of:

(i)

The number of phantom shares of Employer stock credited to the Participant’s Phantom Share Account as of the last day of the Plan Year coinciding with or immediately preceding the date of distribution, multiplied by the fair market value of one share of the Employer’s stock as determined by the Plan Administrator in its discretion; plus

(ii)

The value of the Participant’s Cash Account as of the same date.

A Participant’s Vested percentage shall be determined in accordance with the ESOP.

(c)

The provisions of this section shall apply only to Grandfathered Benefits (benefits that have been accrued and are vested as of December 31, 2004) and such benefits subject to this section shall increase for any reason.